State Bank Financial Corporation 2016 FIG Partners West Coast CEO Forum February 2016

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this presentation that are not statements of historical fact are forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “will,” “expect,” “should,” “anticipate,” and “project,” as well as similar expressions. These forward-looking statements include statements related to our revenue trends, statements about growing our noninterest income (slide 13), including our belief that our consolidated services offering will allow for a more streamlined client focus in 2016, which will yield both higher revenues and efficiency per client, and statements about our strong SBA pipeline and increased activity coming from traditional commercial bankers. In the course of management’s discussion of this presentation, they may address other forward-looking topics, including expected cost savings related to our recent acquisitions, the sustainability of our core operating franchise, the strength of our credit metrics on our organic loans, the opportunity to use the mortgage and SBA platforms from our recent acquisitions, the growth of our payroll business, our projected growth, continued improvement in our deposit funding mix, our well-positioned franchise, our execution of strategic priorities, our anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, including projections of future accretion on loans, anticipated internal growth, and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • negative reactions to our recent acquisitions by the customers, employees and counterparties of the acquired banks, or difficulties related to the transition of services; • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • costs or difficulties related to the integration of the banks we have acquired or may acquire may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

3 State Bank Financial Corp. Profile Source: SNL Financial Note: Financial metrics as of 12/31/15; dividend yield and market cap as of 2/1/16; market share ranking as of 6/30/15 Atlanta Macon Warner Robins Augusta STBZ Headquartered in Atlanta, GA Deposit Market Share 26 Branches in 4 MSAs Total Assets $3.5 billion TCE Ratio 14.3% Total Loans $2.2 billion Cost of Funds .28% Total Deposits $2.9 billion Dividend Yield 2.93% Total Equity $536 million Market Cap $708 million MSA Deposits ($000s) Market Share (%) Rank Atlanta $1,111,408 .78% 15 Macon $981,541 29.9% 1 Augusta $432,550 5.5% 8 Warner Robins $243,291 15.1% 2

4 State Bank Financial Corp. Highlights STBZ Profile  $3.5 billion in assets with 26 branches in Atlanta, Middle Georgia, and Augusta  5th highest deposit market share in Georgia among Georgia-based banks  5th highest market cap among publicly traded Georgia-based banks  Low cost transaction-based funding driven by commercial relationships in metro markets Management Depth  State Bank Executive Officers average 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Senior management has a healthy balance of community bank and regional bank experience  Management team with a track record of successful acquisitions / integrations and building long-term shareholder value Low Risk Profile  Capital levels to support growth and opportunistic transactions  Low cost core deposits  Solid credit metrics  Strong infrastructure in operations, compliance, and risk management  Asset-sensitive balance sheet

5 Acquisition History 2009 – 2011 2012 2014 2015 2015 12 FDIC-assisted acquisitions Total Assets: $3.9 billion Total Deposits: $3.6 billion Total Assets: $186 million Total Deposits: $149 million Total Assets: $527 million Total Deposits: $418 million Payroll Services Company Independent Insurance Agency 2015 Equipment Finance Company

Deposit Market Share

STATE BANK Financial Corporation

- Opportunity for differentiation in Atlanta, as 75% of the market is dominated by large regional / national competitors
- Mature franchise with leading combined market share in middle Georgia (Macon and Warner Robins)

Atlanta MSA

Rank	Company	HQ State	Number of Branches	June 2015 Deposits ($000s)	June 2015 Market Share (%)
1	SunTrust Banks Inc.	GA	164	38,970,201	27.2
2	Bank of America Corp.	NC	139	28,132,903	19.6
3	Wells Fargo & Co.	CA	195	27,709,393	19.3
4	BB&T Corp.	NC	89	8,180,591	5.7
5	Synovus Financial Corp.	GA	43	4,288,336	3.0
6	Regions Financial Corp.	AL	70	3,622,915	2.5
7	Bank of the Ozarks Inc.	AR	42	2,893,982	2.0
8	Fidelity Southern Corp.	GA	46	2,626,952	1.8
9	JPMorgan Chase & Co.	NY	83	2,618,543	1.8
10	PNC Financial Services Group	PA	69	2,519,603	1.8
15	State Bank Financial Corp.	GA	7	1,111,408	0.8
	Total For Institutions In Market		**1,284**	**143,394,524**	

Augusta MSA

Rank	Company	HQ State	Number of Branches	June 2015 Deposits ($000s)	June 2015 Market Share (%)
1	Wells Fargo & Co.	CA	20	1,616,642	20.4
2	Southeastern Bank Finl Corp.	GA	12	1,540,610	19.5
3	Bank of America Corp.	NC	9	812,935	10.3
4	SunTrust Banks Inc.	GA	8	711,982	9.0
5	Security Federal Corp.	SC	11	602,600	7.6
6	Regions Financial Corp.	AL	15	523,135	6.6
7	First Citizens BancShares Inc.	NC	13	506,104	6.4
8	State Bank Financial Corp.	GA	7	432,550	5.5
9	Queensborough Co.	GA	10	358,770	4.5
10	Synovus Financial Corp.	GA	2	171,943	2.2
	Total For Institutions In Market		**129**	**7,920,814**	

Macon MSA

Rank	Company	HQ State	Number of Branches	June 2015 Deposits ($000s)	June 2015 Market Share (%)
1	State Bank Financial Corp.	GA	8	981,541	29.9
2	SunTrust Banks Inc.	GA	7	562,875	17.2
3	BB&T Corp.	NC	9	428,227	13.1
4	Bank of America Corp.	NC	6	400,153	12.2
5	Wells Fargo & Co.	CA	4	256,553	7.8
6	Bank of the Ozarks Inc.	AR	3	151,991	4.6
7	Morris State Bancshares Inc.	GA	1	108,360	3.3
8	Capital City Bank Group Inc.	FL	6	93,169	2.8
9	United Bank Corp.	GA	2	77,336	2.4
10	American Bancorp Inc.	GA	2	60,213	1.8
	Total For Institutions In Market		**57**	**3,279,668**	

Warner Robins MSA

Rank	Company	HQ State	Number of Branches	June 2015 Deposits ($000s)	June 2015 Market Share (%)
1	Synovus Financial Corp.	GA	6	355,455	22.1
2	State Bank Financial Corp.	GA	3	243,291	15.1
3	SunMark Bancshares Inc.	GA	4	202,311	12.6
4	Bank of America Corp.	NC	2	147,201	9.2
5	SunTrust Banks Inc.	GA	4	146,899	9.1
6	BB&T Corp.	NC	5	118,079	7.3
7	Wells Fargo & Co.	CA	2	99,843	6.2
8	Persons Banking Co.	GA	2	92,444	5.8
9	Mid State Banks Inc.	GA	3	74,288	4.6
10	Morris State Bancshares Inc.	GA	1	59,044	3.7
	Total For Institutions In Market		**36**	**1,607,666**	

Source: SNL Financial; pro forma market share ranking of banks and thrifts as of 6/30/15

6

7 Market Contribution Deposits by Market 1 Includes organic and purchased non-credit impaired loans Note: Deposits as of 6/30/15; loans outstanding as of 12/31/15 Loans Outstanding by Market 1 Atlanta 40% Macon 35% Augusta 15% Warner Robins 9% Atlanta 47% Macon 7% Augusta 12% Warner Robins 3% Other GA 9% Outside GA 22%

8 2015 Highlights 1. Successfully terminated loss share early  Direct expense savings and loan recovery income from early termination of loss share are better than our initial projections 2. Strong growth in loans and transaction accounts  Loan growth of $294 million, or 20%, excluding purchased loans  18% growth in transaction deposit accounts 3. Purchased Patriot Capital in October 4. Significant increase in noninterest income led by mortgage, SBA, and payroll fee income  Noninterest income was up $21.2 million, or 138%, compared to 2014 5. Progress on achieving efficiency targets 6. Successful conversion and integration of First Bank of Georgia 7. Doubled quarterly dividend in fourth quarter

Results Summary

STATE BANK Financial Corporation

Income Statement Highlights					
(dollars in thousands, except per share data)	4Q15	3Q15	4Q14	FY 2015	FY 2014
Interest income on loans	$24,392	$24,397	$17,496	$93,461	$64,462
Accretion income on loans	14,240	11,156	14,124	49,830	78,857
Interest income on invested funds	4,142	4,054	2,932	15,862	10,521
Total interest income	42,774	39,607	34,552	159,153	153,840
Interest expense	1,994	1,977	1,923	7,922	7,520
Net interest income	40,780	37,630	32,629	151,231	146,320
Provision for loan losses	494	(265)	1,189	3,486	2,896
Net interest income after provision for loan losses	40,286	37,895	31,440	147,745	143,424
Noninterest income	8,128	8,894	5,285	36,591	15,387
Amortization of FDIC receivable	-	-	1,652	(1,940)	(15,785)
Operating noninterest expense	29,562	28,687	23,999	117,872	90,876
Operating income before taxes	18,852	18,102	14,378	64,524	52,150
Operating income tax expense	6,731	6,696	5,689	23,776	19,643
Operating income	**12,121**	**11,406**	**8,689**	**40,748**	**32,507**
Nonoperating expenses, net of tax benefit	-	(2,287)	(1,104)	(12,325)	(1,589)
Net income available to common shareholders	$12,121	$9,119	$7,585	$28,423	$30,918
Diluted net income per share	.33	.25	.23	.77	.93
Dividends per share	.14	.07	.04		
Tangible book value per share	13.22	13.78	13.97		

Balance Sheet Highlights (period-end)			
Total Loans	$2,160,217	$2,139,691	$1,634,529
Organic	1,774,332	1,694,949	1,320,393
Purchased non-credit impaired	240,310	285,419	107,797
Purchased credit impaired	145,575	159,323	206,339
Total assets	3,470,067	3,388,673	2,882,210
Noninterest-bearing deposits	826,216	823,146	577,295
Total deposits	2,861,962	2,795,188	2,391,682
Shareholders' equity	536,490	532,161	464,095

- 2015 operating income of $40.7 million, or $1.10 per diluted share
- 4Q15 operating income of $12.1 million, or $.33 per diluted share
- Doubled 4Q15 dividend to $.14 per common share, representing a 2.7% yield at year-end 2015

Notes: Consolidated financial results contained throughout this presentation are unaudited; numbers may not add due to rounding.
Includes certain financial information determined by methods other than in accordance with GAAP (for more information, refer to Tables 8 and 9 of the 4Q15 earnings press release).

9

10 Core Deposit Funding Mix  Continued focus on increasing transaction deposits, which include NIB demand deposits and IB transaction accounts  Average noninterest-bearing deposits increased for the 15th consecutive quarter  Period-end transaction deposit accounts increased $92mm in 4Q15 ($ i n mi llio n s) Deposit Composition NIB 29% IB Transaction 21% Savings & MMA 37% CDs 11% Brokered/ Wholesale 2% 4Q15 NIB 24% IB Transaction 21% Savings & MMA 40% CDs 11% Brokered/ Wholesale 4% 4Q14 0 100 200 300 400 500 600 700 800 900 4Q14 1Q15 2Q15 3Q15 4Q15 Transaction Deposit Accounts Interest-bearing Noninterest-bearing

11 Other CRE 36% Comm Constr 12% Residential Constr 7%Land/Dev 6% Owner- occupied RE 14% Residential RE 10% Comm/fin/ag 10% Leases 4% Consumer 1% Strong Loan Growth ($ i n mi llio n s)  $294mm of loan growth in 2015, excluding acquisitions  Total loans increased to $2.2B at 4Q15, a $526mm year- over-year increase  2nd highest quarter of new loan originations  High level of paydowns in 4Q is consistent with prior years and driven by short duration of CRE loan portfolio 0 200 400 600 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Organic New Loan Fundings vs. Paydowns 2 New Loan Fundings Paydowns 1 Includes organic and purchased non-credit impaired loans 2 Organic loans; excludes purchased loans Note: New loan originations include new loans funded and net loan advances on existing commitments. Paydowns include payoffs, amortization and principal payments. Loan Portfolio Composition 1 ($ i n mi llio n s) 500 1,000 1,500 2,000 2,500 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Total Loan Portfolio Organic PNCI PCI

12 0 10,000 20,000 30,000 40,000 2011 2012 2013 2014 2015 Noninterest Income 2  Continue to replace accretion with interest income from organic and purchased non- credit impaired portfolios  Total interest income for full-year 2015 was up 46% over 2014, while accretion declined 37% in 2015  Total interest income of $28.4mm in 4Q15, excluding accretion, is up $8.1mm, or 40%, from 4Q14 ($ i n t h o u sa n d s)  Significant contributions from mortgage, SBA, and payroll led to strong noninterest income growth in 2015  $36.6mm of noninterest income in 2015 is $21.2mm higher than 2014 Revenue Trends ($ i n t h o u sa n d s) 0 20,000 40,000 60,000 80,000 100,000 120,000 2011 2012 2013 2014 2015 Interest Income 1 1 Excludes accretion income on loans 2 Excludes (amortization)/accretion of FDIC receivable

13 Growing Noninterest Income  Total mortgage production of $545mm in 2015, compared to just $50mm in 2014  Mortgage income of $11.3mm in 2015, compared to $835,000 in 2014 Mortgage SBA Payroll  Total SBA production of over $90mm in 2015, up 151% versus 2014  Total SBA income of $5.5mm in 2015, compared to $477,000 in 2014  Strong SBA pipeline and increased activity coming from traditional commercial bankers  Payroll fee income increased 16% year-over-year to $4.3mm  Increased number of clients 10% in 2015  Consolidated services offering will allow for a much more streamlined client focus in 2016, which will yield both higher revenues and efficiency per client 1 Excludes (amortization)/accretion of FDIC receivable ($ in 000s) 2014 2015 Mortgage $835 $11,250 SBA $477 $5,539 Payroll $3,700 $4,283 Other $10,375 $15,519 Total $15,387 $36,591 Noninterest Income 1

14 ($ i n t h o u sa n d s) Maintaining Solid Asset Quality  Strong performance of organic and purchased non-credit impaired portfolios Organic metrics  Past due loans: .10%  NPAs: .29%  Average NCOs: (.02)%  Allowance: 1.20% (covers NPAs by over 4x) N PA s / Orga n ic L o an s + OR EO ($ i n t h o u sa n d s)  Successful resolution of distressed assets as purchased credit impaired loans are down 29% year-over-year  PCI loans: $146mm, a 31% discount to unpaid principal balance of $211mm  OREO: $10.5mm, down 7% in the quarter 0 50,000 100,000 150,000 200,000 250,000 4Q14 1Q15 2Q15 3Q15 4Q15 PCI Loans & OREO PCI Loans OREO 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 0 2,000 4,000 6,000 8,000 10,000 4Q14 1Q15 2Q15 3Q15 4Q15 Organic Nonperforming Assets NPLs OREO NPAs / Organic Loans + OREO

15 State Bank Financial Corp. STBZ Profile  $3.5 billion in assets with 26 branches in Atlanta, Middle Georgia, and Augusta  5th highest deposit market share in Georgia among Georgia-based banks  5th highest market cap among publicly traded Georgia-based banks  Low cost transaction-based funding driven by commercial relationships in metro markets Management Depth  State Bank Executive Officers average 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Senior management has a healthy balance of community bank and regional bank experience  Management team with a track record of successful acquisitions / integrations and building long-term shareholder value Low Risk Profile  Capital levels to support growth and opportunistic transactions  Low cost core deposits  Solid credit metrics  Strong infrastructure in operations, compliance, and risk management  Asset-sensitive balance sheet